UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2016

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	001-35392	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the shareholders of LCNB was held on April 26, 2016.  At the meeting, the following items were voted on by the shareholders of LCNB:

1.  Electing three Class II directors for a three-year term;

2.  Amending the Amended and Restated Articles of Incorporation to increase the authorized shares of common stock; and

3.

Ratifying the appointment of BKD, LLP as the independent registered accounting firm for LCNB for the fiscal year ending December 31, 2016.

The following nominees were elected as Class I directors by the votes indicated below. In addition to the votes reported below, there were 2,418,549 broker non-votes on the proposal for the election of directors.

Director	For	Withheld
Steve P. Foster	5,309,050	61,714
Anne E. Krehbiel	5,274,711	96,053
Valerie S. Krueckeberg	5,233,279	137,386

The amendment to the Amended and Restated Articles of Incorporation to increase authorized shares of common stock. There were no broker non-votes on this proposal.

For	Against/Abstained
7,039,933	602,067

The ratification of the appointment of BKD, LLP as the independent registered accounting firm for LCNB was approved by the votes indicated below.  There were no broker non-votes on this proposal.

For	Against/Abstained
7,630,571	41,597

Item 7.01     Regulation FD Disclosure.

On April 27, 2016, LCNB issued a press release announcing the election of Valerie S. Krueckeberg as a new member of its Board of Directors. A copy of the release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press release dated April 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: April 27, 2016	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer